                                                                     EXHIBIT 3.4

                DEAN HELLER
                Secretary of State
[SEAL]          204 North Carson Street, Suite 1
                Carson City, Nevada 89701-4299
                (775) 684 5708
                Website: Secretaryofstate. Biz

                                  AMENDMENT TO
                           CERTIFICATE OF DESIGNATION
                       AFTER ISSUANCE OF CLASS OR SERIES
                            (PURSUANT TO NRS 78:1955)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.1955 - AFTER ISSUANCE OF CLASS OR SERIES)



1. Name of corporation: Continental Southern Resources, Inc.

________________________________________________________________________________

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended: Series B Convertible Preferred Stock

________________________________________________________________________________

________________________________________________________________________________

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

  The amendments to the Certificate of Designation of Series B Preferred Stock consist of: (i)deleting the right to treat certain mergers as a liquidation event originally set forth in Section 3(b); (ii) amending Section 4 to eliminate class vote rights and provide for the holders of the Series B Preferred Shares to vote together with common stockholders as a single class on all matters; (iii) amending the redemption provisions set forth in Section 5(a) to provide for the Corporation to redeem the Series B Preferred Shares at anytime; and (iv) amending the redemption provisions set forth in Sections 5(a), 5 (c) and 5(e) to permit the Corporation to redeem any series of preferred stock which is senior to the Series B Preferred Shares. The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Designation of Series B Preferred Stock attached hereto as Exhibit A.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

5. Effective date of filing (optional):   February 26, 2004 - 1:00 P.M. CST
                                        (must not be later than 90 days after
                                              the certificate in filed)

6. Officer Signature (Required):        /s/ Stephen P. Harrington
                                        _______________________________________
                                        Stephen P. Harrington , President

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

FILING FEE: $175.00

SUBMIT IN DUPLICATE

  THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES. SEE ATTACHED FEE SCHEDULE.

                           Nevada Secretary of State AM 78.1955 After Issue 2003
                                                            Revised on: 10/30/03

                 Amended and Restated Certificate of Designation
                                       of
                            Series B Preferred Stock
                                       of
                      Continental Southern Resources, Inc.

         Continental Southern Resources, Inc., a Nevada corporation (the "Corporation"), does hereby certify that the holders of the Corporation's Series B Preferred Stock have approved the following resolution of the Board of Directors of the Corporation to amend and restate the Certificate of Designation of Series B Preferred Stock to provide in its entirety as set forth below in accordance with and as required by the provisions of Section 78.1955 of the Nevada Revised Statutes.

         RESOLVED, that the Corporation hereby amends and restates the Certificate of Designation of the Series B Preferred Stock to provide in its entirety as follows:

         FIRST: Of the 10,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 50,000 shares are hereby designated as "Series B Preferred Stock." The rights, preference, privileges and restrictions granted to and imposed upon the Series B Preferred Stock are as set forth below:

         1. Definitions. For purposes of this resolution, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Corporation.

                  (c) "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

                  (d) "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration regardless of whether such transfer is in the form of a dividend or otherwise (except a dividend in shares of Corporation's stock), but not including Permitted Repurchases (as defined below).

                  (e) "Dividend Rate" shall mean $8.00 per share, which is eight percent (8%) of the Original Issue Price (as defined below) per share per annum for the Series B Preferred Stock (as defined below).

                  (f) "Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock is issued by the Corporation.

                  (g) "Original Issue Price" shall mean $100.00 per share for the Series B Preferred Stock.

                  (h) "Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or any of its subsidiaries that are subject to a stockholders agreement, restricted stock purchase agreements or stock option agreements under which the Corporation has the option to repurchase such shares: (i) at such holder's cost, upon the occurrence of certain events, such as the termination of employment or services or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.

                  (i) "Series A Preferred Stock" shall mean the 8% Series A Preferred Stock, $0.001 par value per share, of the Corporation.

                  (j) "Series B Preferred Stock" shall mean the 8% Series B Preferred Stock, $0.001 par value per share, of the Corporation.

         2.       Dividend Rights.

                  (a) Dividend Preference. The holders of issued and outstanding Series B Preferred Stock shall be entitled to receive, out of any funds and assets of the Corporation legally available therefor, cumulative dividends at the annual Dividend Rate for the Series B Preferred Stock, prior and in preference to the payment of any dividend or other Distribution on the Common Stock (other than a Common Stock Dividend) and on parity with the payment of any dividend or other Distribution on the Series A Preferred Stock and any other series of preferred stock which by its terms is pari passu with the Series B Preferred Stock. Such dividends shall accrue on each share of Series B Preferred Stock from the date on which such share of Series B Preferred Stock is issued by the Corporation, and shall accrue from day-to-day until paid, whether earned or declared. Unless the full amount of any accrued and unpaid cumulative dividends accrued on the Series B Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment thereof reserved and set apart, no dividend shall be paid or declared, and no Distribution shall be made, on any Common Stock; provided, however, that this restriction shall not apply to Permitted Repurchases. All dividends shall be paid in cash, unless otherwise mutually agreed upon by the holders of a majority of the issued and outstanding shares of Series B Preferred Stock and the Corporation.

                  (b) Non-Cash Dividends. Whenever a dividend provided for in this Section 2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

         3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's stockholders (the "AVAILABLE FUNDS AND ASSETS"), shall be distributed to stockholders in the following manner:

                  (a) Liquidation Preferences. The holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution), of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock, plus all accrued but unpaid interest and dividends thereon; provided, however, that, the all such payments or distributions made to the holders of the Series B Preferred Stock shall be made on parity with any payments or distributions made to the holders of the Series A Preferred Stock and any other series of preferred stock which by its terms is pari passu with the Series B Preferred Stock.

                  (b) Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as reasonably determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

                           (1)      The method of valuation of securities not
subject to investment letter or other similar restrictions on free marketability shall be as follows:

                                    (i)      if the securities are then traded
on a national securities exchange or the NASDAQ National Market System (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and

                                    (ii)     if actively traded
over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such merger, consolidation or sale; and

                                    (iii)    if there is no active public
market, then the value shall be the fair market value thereof, as determined in good faith by the Board.

                           (2)      The method of valuation of securities
subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in
Section 3(c)(l)(i),(ii) or (iii) to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board.

         4. Voting. Except as required by law, the holders of each Series B Preferred Stock shall be entitled to vote on all matters upon which holders of Common Stock have the right to vote, and with respect to such vote shall vote together with the holders of Common Stock as a single class, shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company, and shall be entitled to one vote per share of Series B Preferred Stock.

         5.       Redemption

                  (a) Redemption Request The Corporation may, upon approval of its Board, redeem all or a portion of the outstanding shares of Series B Preferred Stock. The Corporation shall redeem at the Redemption Price (as provided for in Section 5(b) below) that number of shares of Series B Preferred Stock set forth in the minutes or written consent of the Board approving such redemption on the date fixed for redemption therein (the "Redemption Date"). If at any time, any holders of any other Series of Preferred Stock (other than the Series A Preferred

Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) or Common Stock of the Corporation are entitled to have any of their shares redeemed at the same time as outstanding shares of Series B Preferred Stock are required to be redeemed hereunder, the Corporation shall pay the applicable Redemption Price (as provided for in Section 5(b) below) on shares of Series B Preferred Stock prior to any other payment on or redemption of the Corporation's other classes of capital stock, including any other Series of Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) or Common Stock.

                  (b) Redemption Price. The redemption price per share of Series B Preferred Stock (the "REDEMPTION PRICE") shall be equal to the Liquidation Preference thereof as described in Section 3(a) plus all accrued and unpaid dividends thereon.

                  (c) Insufficient Funds. If the Corporation on any Redemption Date does not have sufficient funds legally available to redeem the shares of Series B Preferred Stock for which redemption is authorized pursuant to Section 5(a) hereof, then it shall, prior to redeeming any other Series or class of the Company's Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) or Common Stock, to the maximum lawful extent redeem such shares of Series B Preferred Stock on a pro rata basis among the Series B Preferred Stock stockholders in proportion to the number of shares held by each of them, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

                  (d) Mechanics of Redemption. Each holder of outstanding shares of Series B Preferred Stock shall promptly surrender the certificate or certificates (or affidavit(s) of loss thereof) representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the portion of the Redemption Price for such shares to be paid as described in Section 5(a) hereof in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired.

                  (e) Ranking. The redemption rights of the Series B Preferred Stock set forth in this Section 5 shall be pari passu with the redemption rights of the Series A Preferred Stock in all respects and, if the Corporation elects to redeem any shares of Series A Preferred Stock at the same time that it elects to redeem any shares of Series B Preferred Stock, then the Corporation shall satisfy the redemption rights of the Series A Preferred Stock and the Series B Preferred Stock on a pro rata basis. At no time shall the Corporation redeem shares of any other Series of Preferred Stock of the Corporation (other than the Series A Preferred Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) or pay the applicable redemption price for or make any other payment on shares of any other Series of Preferred Stock of the Corporation (other than the Series A Preferred Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) to holders of such other Series of Preferred Stock (other than the Series A Preferred Stock and any other series which by its terms is pari passu or senior with the Series B Preferred Stock) so long as any shares of Series B Preferred Stock are outstanding and have not been redeemed.

         6. No Reissuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         SECOND: That such determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Series B Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Articles of Incorporation of the Corporation, and in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes and approved by the holders of the Series B Preferred Stock in accordance with and as required by the provisions of Section 78.1955 of the Nevada Revised Statutes.

         IN WITNESS WHEREOF, Stephen P. Harrington has caused this Designation to be executed this 26 day of February, 2004.

                                        Continental Southern Resources Inc.

                                        By: /s/ Stephen P. Harrington
                                            ------------------------------------
                                            Stephen P. Harrington
                                            Chief Executive Officer